AMSC Reports Second Quarter Fiscal 2017 Financial Results and Provides Business Outlook

Company to host conference call tomorrow, November 8 at 10:00 am ET

Devens, MA – November 7, 2017 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its second quarter of fiscal 2017 ended September 30, 2017.

Revenues for the second quarter of fiscal 2017 were $11.0 million, compared with $18.5 million for the same period of fiscal 2016. Revenues in     both the Wind and Grid segments decreased year-over-year.

AMSC’s net loss for the second quarter of fiscal 2017 was $7.3 million, or $0.38 per share, compared to $7.3 million, or $0.53 per share, for the same period of fiscal 2016. The Company’s non-GAAP net loss for the second quarter of fiscal 2017 was $8.3 million, or $0.44 per share, compared with a non-GAAP net loss of $8.2 million, or $0.60 per share, in the same period of fiscal 2016. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents and restricted cash on September 30, 2017 totaled $30.5 million, compared with $37.7 million at June 30, 2017.

“Our financial performance in the second quarter was at the middle of our expected range,” said Daniel P. McGahn, President and CEO, AMSC. “We are pleased to see the wind market in India improving. We expect stronger revenues in the second half of fiscal 2017 for both our Wind and Grid segments.”

Business Outlook
For the third quarter ending December 31, 2017, AMSC expects that its revenues will be in the range of $14.0 million to $18.0 million. The Company’s net loss for the third quarter of fiscal 2017 is expected to be less than $8.0 million, or $0.40 per share. The Company's non-GAAP net loss (as defined below) is expected to be less than $7.6 million, or $0.38 per share. The Company expects a cash burn of $8.0 million to $9.0 million in the third quarter of fiscal 2017, including a $1.0 million capital investment related to the Massachusetts move anticipated to occur in the third quarter.

AMSC Reports Q2FY17 Results	Page 2

Conference Call Reminder
In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Wednesday, November 8th to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 800-289-0438 and using conference ID 7795162.

About AMSC (NASDAQ: AMSC)
AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release about our expectation that our Wind and Grid segments will generate stronger revenues in the second half of fiscal 2017, our expected financial results for the quarter ending September 30, 2017, our expected cash burn during the quarter ending September 30, 2017, our anticipated move of our Devens facility, and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us to secure additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; Our financial condition may have an adverse effect on our customer and supplier relationships; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We rely upon third-party suppliers for the components and sub-assemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations; Failure to successfully execute any move of our Devens, Massachusetts manufacturing facility or achieve expected savings following any move could adversely impact our financial performance; We may not realize all of the sales expected from our backlog of orders and contracts; Our success depends upon the commercial use of high temperature superconductor products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; We have operations in and depend on sales in emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets; We face risks related to our intellectual property; We face risks related to our legal proceedings; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2017, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q2FY17 Results	Page 3

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Revenues
Wind	$5,554	$12,898	$7,831	$18,573
Grid	5,495	5,609	12,140	13,279
Total revenues	11,049	18,507	19,971	31,852

Cost of revenues	10,777	16,404	24,186	28,886

Gross margin	272	2,103	(4,215)	2,966

Operating expenses:
Research and development	2,951	2,867	5,667	5,819
Selling, general and administrative	5,339	6,347	11,477	13,563
Amortization of acquisition-related intangibles	—	39	13	78
Change in fair value of contingent consideration	(201)	—	(201)	—
Restructuring	(12)	—	1,328	—
Total operating expenses	8,077	9,253	18,284	19,460

Operating loss	(7,805)	(7,150)	(22,499)	(16,494)

Change in fair value of warrants	144	1,244	1,069	567
Gain on sale of minority interest	951	—	951	—
Interest income (expense), net	54	(107)	45	(243)
Other expense, net	(796)	(518)	(2,170)	(393)
Loss before income tax (benefit) expense	(7,452)	(6,531)	(22,604)	(16,563)

Income tax (benefit) expense	(171)	794	(71)	1,117

Net loss	$(7,281)	$(7,325)	$(22,533)	$(17,680)

Net loss per common share
Basic	$(0.38)	$(0.53)	$(1.26)	$(1.29)
Diluted	$(0.38)	$(0.53)	$(1.26)	$(1.29)

Weighted average number of common shares outstanding
Basic	19,060	13,769	17,925	13,723
Diluted	19,060	13,769	17,925	13,723

AMSC Reports Q2FY17 Results	Page 4

UNAUDITED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

	September 30, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$30,320	$26,784
Accounts receivable, net	8,193	7,956
Inventory	15,983	17,462
Prepaid expenses and other current assets	3,323	2,703
Restricted cash	—	795
Total current assets	57,819	55,700

Property, plant and equipment, net	36,438	43,438
Intangibles, net	3,496	301
Goodwill	1,711	—
Restricted cash	165	165
Deferred tax assets	538	407
Other assets	381	233
Total assets	$100,548	$100,244

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$14,016	$14,490
Note payable, current portion, net of discount of $19 as of March 31, 2017	—	1,481
Derivative liabilities	1,224	1,923
Deferred revenue	16,069	14,323
Total current liabilities	31,309	32,217

Deferred revenue	8,325	7,631
Deferred tax liabilities	125	125
Other liabilities	137	45
Total liabilities	39,896	40,018

Stockholders' equity:
Common stock	211	147
Additional paid-in capital	1,039,458	1,017,510
Treasury stock	(1,645)	(1,371)
Accumulated other comprehensive income (loss)	718	(503)
Accumulated deficit	(978,090)	(955,557)
Total stockholders' equity	60,652	60,226
Total liabilities and stockholders' equity	$100,548	$100,244

AMSC Reports Q2FY17 Results	Page 5

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(22,533)	$(17,680)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	7,682	3,735
Stock-based compensation expense	1,232	1,653
Provision for excess and obsolete inventory	351	671
Gain on sale of minority interest	(951)	—
Change in fair value of warrants and contingent consideration	(1,270)	(567)
Non-cash interest expense	19	98
Other non-cash items	(97)	(103)
Changes in operating asset and liability accounts:
Accounts receivable	124	7,118
Inventory	1,354	(8,696)
Prepaid expenses and other current assets	85	2,843
Accounts payable and accrued expenses	(770)	(4,481)
Deferred revenue	1,235	4,497
Net cash used in operating activities	(13,539)	(10,912)

Cash flows from investing activities:
Net cash provided by/(used in) investing activities	1,279	(368)

Cash flows from financing activities:
Net cash provided by/(used in) financing activities	15,188	(2,490)

Effect of exchange rate changes on cash and cash equivalents	608	(298)

Net increase/(decrease) in cash and cash equivalents	3,536	(14,068)
Cash and cash equivalents at beginning of year	26,784	39,330
Cash and cash equivalents at end of year	$30,320	$25,262

AMSC Reports Q2FY17 Results	Page 6

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(7,281)	$(7,325)	$(22,533)	$(17,680)
Sale of minority investments	(951)	—	(951)	—
Stock-based compensation	478	653	1,232	1,653
Amortization of acquisition-related intangibles	—	39	13	78
Consumption of zero cost-basis inventory	(340)	(482)	(396)	(640)
Change in fair value of warrants and contingent consideration	(346)	(1,244)	(1,270)	(567)
Non-cash interest expense	—	42	19	98
Tax effect of adjustments	114	77	123	102
Non-GAAP net loss	$(8,326)	$(8,240)	$(23,763)	$(16,956)

Non-GAAP net loss per share	$(0.44)	$(0.60)	$(1.33)	$(1.24)
Weighted average shares outstanding - basic and diluted	19,060	13,769	17,925	13,723

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share data)

Three months ending
December 31, 2017
Net loss	$(8,000)
Stock-based compensation	700
Amortization of acquisition-related intangibles	—
Consumption of zero-cost inventory	(300)
Tax effect of adjustments	—
Non-GAAP net loss	$(7,600)
Non-GAAP net loss per share	$(0.38)
Shares outstanding	20,100

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; amortization of acquisition-related intangibles; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of warrants and contingent consideration; tax effect of adjustments; and other unusual charges. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company is not able to provide the change in fair value of warrants and contingent consideration on a forward-looking basis without unreasonable efforts because the calculation for that change is primarily driven by the closing price and volatility of the Company's stock at the end of each fiscal quarter, which cannot be reasonably estimated at this time. The Company does not expect to adjust non-GAAP net loss for non-cash interest expense in future quarters due to the repayment of the Company’s term loan during the first quarter of fiscal 2017. Actual non-GAAP net loss for the fiscal quarter ending December 31, 2017, including the above adjustments, may differ materially from those forecasted in the table above.
Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition

AMSC Reports Q2FY17 Results	Page 7

to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Investor Relations
Brion D. Tanous
Phone: 424-634-8592
Email: Brion.Tanous@amsc.com

AMSC Public Relations
Nicol Golez
Phone: 978-399-8344
Email: Nicol.Golez@amsc.com